Exhibit 99.1

Agile Therapeutics Receives Approximately $6 Million In Non-Dilutive Funding From New Jersey’s Technology Business Tax Certificate Transfer Program

PRINCETON, N.J., December 1, 2015 - Agile Therapeutics, Inc. (Nasdaq:AGRX), a specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products, announced today that it has received net proceeds of approximately $6 million in non-dilutive financing through the State of New Jersey’s Technology Business Tax Certificate Transfer Program (the “Program”).  The Program makes it possible for biotechnology companies to raise funds to finance their business growth and operations.  The New Jersey Economic Development Authority (NJEDA) and the New Jersey Department of the Treasury’s Division of Taxation administer the Program.

“We are very pleased the NJEDA approved our application in this year’s Program,” said Al Altomari, President and Chief Executive Officer of Agile.  “We are thankful for New Jersey’s continued support of its biotechnology industry and its extraordinary commitment to growing businesses in the state.”

The Program enables approved biotechnology companies to sell their unused Net Operating Loss Carryovers (NOLs), and unused Research and Development (R&D) Tax Credits for at least 80% of the value of the tax benefits to unaffiliated, profitable corporate taxpayers in the State of New Jersey. This allows biotechnology companies with NOLs to turn their tax losses and credits into cash proceeds to fund more R&D, buy equipment and/or facilities, or cover other allowable expenditures under the Program. The NJEDA determines eligibility for the Program, the New Jersey Division of Taxation determines the value of the available tax benefits (NOLs and R&D Tax Credits).

About Agile Therapeutics, Inc.

Agile Therapeutics is a women’s health specialty pharmaceutical company focused on the development and commercialization of new prescription contraceptive products. Our product candidates are designed to provide women with contraceptive options that offer greater convenience and facilitate compliance. Our lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15, is a once-weekly prescription contraceptive patch currently in Phase 3 clinical development. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to provide advantages over currently available patches and is intended to optimize patch adherence and patient acceptability. For more information, please visit the company website at www.agiletherapeutics.com. The company may occasionally disseminate material, nonpublic information on the company website.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements” related to the Company’s, projected timeline for clinical trials and potential market opportunity for its product candidates. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates”, “estimates,” “expects,” “plans,” “intends,” “may,” “could,” ‘might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, our statements about the timing and conduct of our clinical trial could be affected by the potential that we experience difficulty in enrolling subjects, we identify serious side effects or other safety issues, we do not have clinical supply of our product candidate that is adequate in amount and quality and supplied in a timely fashion, and the inherent risks of clinical development; our statements about the potential commercial opportunity could be affected by the potential that our product does not receive regulatory approval, does not receive reimbursement by third party payors, or a commercial market for the product does not develop because of any of the risks inherent in the commercialization of contraceptive products. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. All forward looking statements are subject to risks detailed in our filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Source:  Agile Therapeutics

Contact:  Mary Coleman — 609-356-1921